Exhibit 10.2

Execution Version

AMENDMENT NO. 4

TO

PRIVATE SHELF AGREEMENT

Dated as of June 25, 2024

MetLife Investment Management, LLC

One MetLife Way

Whippany, New Jersey 07981

MetLife Investment Management Limited

8th Floor, 1 Angel Lane,

London, EC4R 3AB, United Kingdom

Ladies and Gentlemen:

We refer to the Private Shelf Agreement, dated as of September 22, 2016 (as heretofore and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), MetLife Investment Management Limited (“MIML”) and MetLife Investment Management, LLC (“MIM LLC”; together with MIML, “MetLife”).  Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company and MetLife now desire to amend the Agreement to modify certain provisions of the Agreement as set forth below.

It is hereby agreed by you and us as follows:

i.Amendments to Agreement.

Subject to the conditions herein (including, without limitation, Section II(b)), effective on the date hereof (the “Effective Date”), the Agreement is hereby amended by this letter amendment (this “Amendment”) to delete the stricken text (indicated textually in Exhibit A as: ~~stricken text~~) and to add the double−underlined text (indicated textually in Exhibit A as: double−underlined text) as set forth in the conformed copy of the Note Purchase Agreement attached hereto as Exhibit A.

Graybar Electric Company, Inc.

Amendment No. 4

II.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS, Joinder and Release.

(a)Representations and Warranties.  The Company represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action of the Company and this Amendment has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this Amendment (other than any consents required to be obtained solely by a Purchaser) have been obtained and are in full force and effect, (ii) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation contract and agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) [reserved] and (iv) no Event of Default or Default under the Agreement exists or has occurred and is continuing on the date hereof.

(b)Effectiveness.  This Amendment shall become effective upon fulfillment of the following conditions: (i) the Company and MetLife shall have executed a copy of this Amendment on or prior to the Effective Date, (ii) MetLife shall have received a copy of the resolutions of the board of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its secretary or assistant secretary, and (iii) MetLife shall have received such other documents and certificates as it may reasonably request relating to the Amendment and the transactions contemplated by the Amendment.

III.MISCELLANEOUS.

(a)Reference to and Effect on Agreement.  Upon the effectiveness of this Amendment, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this Amendment.  Except as specifically set forth in Section I hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Agreement in the future, whether or not under similar circumstances.

(b)Expenses.   The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by MetLife, all reasonable out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by them in connection with this Amendment and the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal

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Graybar Electric Company, Inc.

Amendment No. 4

investigative demand issued in connection with this Amendment or the transactions contemplated hereby.

(c)Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

(d)Counterparts; Section Titles.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[SIGNATURE PAGE TO FOLLOW]

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If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Amendment No. 4 to the other parties hereto.

Very truly yours,

GRAYBAR ELECTRIC COMPANY, INC.

By:   /s/ T. E. Carpenter

Name: T. E. Carpenter

Title:Vice President and Treasurer

Amendment No. 4

Agreed as of the date first above written:

MetLife Investment Management, LLC

By:  /s/  Rick Fischer_______________________________________________________________________________________________

___________________________________________________________________________Name:  Rick Fischer

_______________________________________________________________Title:    Authorized Signatory

MetLife Investment Management Limited

By:  /s/ Colin McGinlay_____________________________________________________________________________________________

_______________________________________________________________________Name:  Colin McGinlay

_______________________________________________________________Title:    Authorized Signatory

Amendment No. 4

Conformed Version

First Amendment dated as of August 10, 2018

Second Amendment dated as of June 25, 2021

Third Amendment dated as of August 13, 2021

Fourth Amendment dated as of June 25, 2024

Graybar Electric Company, Inc.

$200,000,000

Private Shelf Facility

______________

Private Shelf Agreement

______________

Dated September 22, 2016

Table of Contents

SectionHeadingPage

Section 3.1.Facility Closings6

Section 3.2.Rescheduled Facility Closings7

Section 4.Conditions to Closing...................................................................................................7

Section 4.1.Representations and Warranties7

Section 4.2.Performance; No Default7

Section 4.3.Compliance Certificates8

Section 4.4.Opinions of Counsel8

Section 4.5.Purchase Permitted by Applicable Law, Etc8

Section 4.6.Sale of Other Notes8

Section 4.7.Payment of Fees9

Section 4.8.Private Placement Number9

Section 4.9.Changes in Corporate Structure9

Section 4.10.Proceedings and Documents9

Section 4.11.Subsidiary Guaranty9

Section 4.12.Certain Documents10

Section 5.Representations and Warranties of the Company.................................................10

Section 5.1.Organization; Power and Authority11

Section 5.2.Authorization, Etc11

Section 5.3.Disclosure11

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates12

Section 5.5.Financial Statements; Material Liabilities12

Section 5.6.Compliance with Laws, Other Instruments, Etc13

Section 5.7.Governmental Authorizations, Etc13

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders13

Section 5.9.Taxes14

Section 5.10.Title to Property; Leases14

Section 5.11.Licenses, Permits, Etc14

Section 5.12.Compliance with ERISA15

Section 5.13.Private Offering by the Company15

Section 5.14.Use of Proceeds; Margin Regulations16

Section 5.15.Existing Indebtedness; Future Liens16

Section 5.16.Foreign Assets Control Regulations, Etc16

Section 5.17.Status under Certain Statute18

Section 5.18.Environmental Matters18

Section 5.19.Hostile Tender Offers19

Section 5.20.Obligations Permitted under Other Agreements19

Section 6.Representations of the Purchasers.........................................................................19

Section 6.1.Purchase for Investment19

Section 6.2.Source of Funds19

Section 7.Information as to Company......................................................................................21

Section 7.1.Financial and Business Information21

Section 7.2.Officer’s Certificate24

Section 7.3.Visitation24

Section 7.4.Electronic Delivery25

Section 8.Payment and Prepayment of the Notes...................................................................26

Section 8.1.Required Prepayments26

Section 8.2.Optional Prepayments with Make-Whole Amount26

Section 8.3.Allocation of Partial Prepayments27

Section 8.4.Maturity; Surrender, Etc27

Section 8.5.Purchase of Notes27

Section 8.6.Make-Whole Amount27

Section 8.7.Payment Due on Non-Business Days29

Section 9.Affirmative Covenants.............................................................................................29

Section 9.1.Payment of Obligations29

Section 9.2.Conduct of Business and Maintenance of Existence29

Section 9.3.Maintenance of Property; Insurance29

Section 9.4.Books and Records30

Section 9.5.Compliance with Law30

Section 9.6.Subsidiary Guarantors.30

Section 10.Negative Covenants.................................................................................................31

Section 10.1.Financial Covenants31

Section 10.2Indebtedness31

Section 10.3.Liens33

Section 10.4.Nature of Business33

Section 10.5.Consolidation, Merger, Sale or Purchase of Assets, Etc.33

Section 10.6.Advances, Investments and Loans34

Section 10.7.Issuance of Equity Securities34

Section 10.8.Transactions with Affiliates; Modification of Documentation34

Section 10.9.Fiscal Year; Organizational Documents35

Section 10.10.Reserved35

Section 10.11.Limitation on Securitization Transactions35

Section 10.12.Terrorism Sanctions Regulations35

Section 10.13.Most Favored Lender Status35

Section 11.Events of Default.......................................................................................................36

Section 12.Remedies on Default, Etc.........................................................................................38

Section 12.1.Acceleration38

Section 12.2.Other Remedies39

Section 12.3.Rescission39

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc40

Section 13.Registration; Exchange; Substitution of Notes.......................................................40

Section 13.1.Registration of Notes40

Section 13.2.Transfer and Exchange of Notes40

Section 13.3.Replacement of Notes41

Section 14. Payments on Notes...................................................................................................41

Section 14.1.Place of Payment41

Section 14.2.Home Office Payment41

Section 15.Expenses, Etc.............................................................................................................42

Section 15.1.Transaction Expenses42

Section 15.2.Survival42

Section 16.Survival of Representations and Warranties; Entire Agreement...........................42

Section 17.Amendment and Waiver...........................................................................................43

Section 17.1.Requirements43

Section 17.2.Solicitation of Holders of Notes43

Section 17.3.Binding Effect, Etc44

Section 17.4.Notes Held by Company, Etc44

Section 22.1.Successors and Assigns47

Section 22.2.Accounting Terms47

Section 22.3.Severability48

Section 22.4.Construction, Etc48

Section 22.5.Counterparts49

Section 22.6.Governing Law49

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial49

Section 22.8.Transaction References50

Schedule A—Defined Terms

Schedule B—Information Schedule

Schedule 1-A—Form of Fixed Shelf Note

Schedule 1-B—Form of Floating Rate Note

Schedule 2(d)—Form of Request for Purchase

Schedule 2(f)—Form of Confirmation of Acceptance

Schedule 4.4(a)—Form of Opinion of Counsel for the Company

Schedule 4.4(b)—Form of Opinion of Special Counsel for the Purchasers

Schedule 4.11—Form of Subsidiary Guaranty

Schedule 5.3—Disclosure Materials

Schedule 5.4—Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5—Financial Statements

Schedule 5.9—Most Recent Closed Tax Year

Schedule 5.15—Existing Indebtedness

Schedule 10.3—Existing Liens

Schedule 10.6—Existing Investments

Graybar Electric Company

$200,000,000 Private Shelf Agreement

September 22, 2016

To MetLife Investment Management Limited and

MetLife Investment Management, LLC (together, “MetLife”)

To each other MetLife Party which becomes bound by this Agreement as hereinafter provided (each, a “Purchaser” and collectively,  the “Purchasers”):

Ladies and Gentlemen:

Graybar Electric Company, Inc., a New York corporation (the “Company”), agrees with MetLife and each of the Purchasers as follows:

Section 1.Authorization of Notes.

The Company will authorize the issue of senior promissory notes (the “Shelf Notes,” such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate principal amount of up to $200,000,000, each to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof (provided that floating rate Notes shall have a maturity no later than 10 years after the date of original issuance thereof), to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof (provided that floating rate Notes shall have an average life of no more than 10 years after the date of original issuance thereof), to bear interest on the unpaid balance thereof from the date thereof at the fixed or floating rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2(f), and in the case of fixed rate Shelf Notes, to be substantially in the form of Schedule 1-A attached hereto, and in the case of floating rate Shelf Notes, to be substantially in the form of Schedule 1-B attached hereto.  The terms “Note” and “Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.  Certain capitalized and other terms used in this Agreement are defined in Schedule A.  References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 2.Sale and Purchase of Notes.

(a)Facility.  MetLife is willing to consider, in its sole discretion and within limits which may be authorized for purchase by MetLife Parties from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of MetLife to consider such purchase of Shelf Notes is herein called the “Facility.”  At any time, subject to the additional limitations in Section 2(b), the aggregate principal amount of Shelf Notes stated in Section 1, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  Notwithstanding the willingness of MetLife to consider purchases of Shelf Notes by MetLife Parties, this Agreement is entered into on the express understanding that neither MetLife nor any MetLife Party shall be obligated to make or accept offers to purchase Shelf Notes, or to quote rates, spreads or other terms with respect to specific purchases of Shelf Notes, and the Facility shall in no way be construed as a commitment by MetLife or any MetLife Party.

(b)Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the last day of the then applicable Stated Period End Date (or, if such date is not a Business Day, the Business Day next preceding such date) and (ii) the thirtieth day after MetLife shall have given to the Company, or the Company shall have given to MetLife, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.

(c)Periodic Spread Information.  Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by e‑mail, telecopier or telephone, and MetLife will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by e‑mail, telecopier or telephone) with respect to various spreads at which MetLife Parties might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and MetLife.  The amount and content of information so provided shall be in the sole discretion of MetLife but it is the intent of MetLife to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility.  Information so provided shall not constitute an offer to purchase Notes, and neither MetLife nor any MetLife Party shall be obligated to purchase Notes at the spreads specified.  Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided.  MetLife may suspend or terminate providing information pursuant to this Section 2(c) for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

Graybar Electric Company, Inc.Private Shelf Agreement

(d)Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a “Request for Purchase”).  Each Request for Purchase shall be made to MetLife by e‑mail, telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify whether the interest rate will be fixed or floating and, in the case of a floating interest rate, specify whether the length of the Interest Period is one, three or six months, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts, interest payment dates and interest payment periods (quarterly or semi‑annually in arrears) of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Schedule 2(d) attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by MetLife.

(e)Rate Quotes.  Not later than five Business Days after the Company shall have given MetLife a Request for Purchase pursuant to Section 2(d), MetLife may, but shall be under no obligation to, provide to the Company by telephone, email or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as MetLife may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, interest payment periods (quarterly or semi‑annually in arrears) of Shelf Notes specified in such Request for Purchase and the Acceptance Window for such quote.  Each quote (i) relating to a Shelf Note bearing a fixed interest rate, shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Note at which MetLife or a MetLife Party would be willing to purchase such Shelf Note at 100% of the principal amount thereof and (ii) relating to a Shelf Note bearing a floating interest rate, shall include the LIBOR Rate Note Margin at which MetLife or a MetLife Party would be willing to purchase such Shelf Note at 100% of the principal amount thereof and any Applicable Premium in the case of any early prepayment of such Shelf Note.

(f)Acceptance.  Within the Acceptance Window with respect to any interest rate quotes provided pursuant to Section 2(e), the Company may, subject to Section 2(g), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying MetLife by e‑mail, telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an “Accepted Note”) as to which such acceptance (an “Acceptance”) relates.  The day the Company notifies MetLife of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which MetLife does not receive an Acceptance within the Acceptance Window

Graybar Electric Company, Inc.Private Shelf Agreement

shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to Section 2(g) and the other terms and conditions hereof, the Company agrees to sell to a MetLife Party, and MetLife agrees to purchase and/or cause the purchase by a MetLife Party of, the Accepted Notes at 100% of the principal amount of such Notes.  As soon as practicable following the Acceptance Day, the Company, MetLife and each MetLife Party which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Schedule 2(f) attached hereto (a “Confirmation of Acceptance”).  If the Accepted Note bears a floating interest rate, then the LIBOR Rate Note Margin specified in the Confirmation of Acceptance shall remain constant for the life of such Note.  If the Company should fail to execute and return to MetLife within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, MetLife may at its election at any time prior to MetLife’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

(g)Market Disruption.  Notwithstanding the provisions of Section 2(f), if MetLife shall have provided interest rate quotes pursuant to Section 2(e) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to MetLife in accordance with Section 2(f):  (i) in the case of any fixed rate Shelf Notes, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of any floating rate Shelf Notes, reasonable and adequate means do not exist for ascertaining LIBOR for the relevant Interest Period, or MetLife reasonably determines (which determination shall be conclusive and binding absent demonstrable error) that LIBOR does not adequately and fairly reflect the cost to MetLife for funding the floating rate Shelf Notes, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies MetLife of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and MetLife shall promptly notify the Company that the provisions of this Section 2(g) are applicable with respect to such Acceptance.

(h)Fees.

(i)Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day; provided, however, that if the initial Closing Day occurs within 90 days of the date of this Agreement, then no Issuance Fee shall be due to the Purchaser in connection with such Closing Day.

(ii)Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the “Delayed Delivery Fee”) calculated as follows:

Graybar Electric Company, Inc.Private Shelf Agreement

(A)in the case of an Accepted Note bearing a fixed interest rate, (BEY - MMY) X DTS/360 X PA where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY”  means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by MetLife on the date MetLife receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by MetLife each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.

(B)in the case of an Accepted Note bearing a floating interest rate, the sum of (x) the amount equal to the product of (1) the difference between the Adjusted LIBOR Rate for the relevant Interest Period and the Overnight Interest Rate on funds deposited on each day from and including the original Closing Day for such Accepted Note, (2) the principal amount of such Accepted Note and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment hereunder, and the denominator of which is 360 and (y) the out‑of‑pocket documented costs and expenses (if any) reasonably incurred by such Purchaser or its affiliates with respect to any interest rate agreement or transaction entered into by such Purchaser or any such affiliates in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.2.

(iii)Cancellation Fee.  If the Company at any time notifies MetLife in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if MetLife notifies the Company in writing under the circumstances set forth in the last sentence of Section 2(f) or the penultimate sentence of Section 3.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

Graybar Electric Company, Inc.Private Shelf Agreement

PI X PA

(A)in the case of an Accepted Note bearing a fixed interest rate, where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by MetLife) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by MetLife) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning in Section 2(h)(ii).  The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data).  Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.

(B)in the case of an Accepted Note bearing a floating interest rate, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending and setting the LIBOR Rate Note Margin, provided, however, that any gain realized upon the unwinding of any such positions shall be offset against any such unwinding costs.  Such positions include (without limitation) interest rate swaps, futures and forwards, all of which may be subject to substantial price volatility.  All unwinding costs incurred by such Purchaser shall be determined by MetLife or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee be less than zero.

(i)Determination and Notification of Floating Interest Rates.  Two (2) Business Days prior to the commencement of any Interest Period with respect to a Shelf Note that bears a floating interest rate, the Company shall determine the Adjusted LIBOR Rate (based on the LIBOR Rate Note Margin determined by MetLife pursuant to any Confirmation of Acceptance with respect to such Shelf Note), and will give notice to MetLife and the holders of such Shelf Note, together with a copy of the appropriate Bloomberg Financial Markets Newscreen or other display as specified in the definition of “LIBOR”, specifying the LIBOR Rate as so determined.  In the event that MetLife does not concur with such determination by the Company as evidenced by notice to such Issuer by MetLife within ten (10) Business Days after receipt by MetLife of the notice delivered by the Company pursuant to the previous sentence, the determination of Adjusted LIBOR Rate shall be made by MetLife and shall be conclusive and binding absent demonstrable error.  The Interest Period specified in the relevant Confirmation of Acceptance for a Note bearing a floating interest rate shall remain constant during the life of such Note.

Section 3.Closing.

Section 3.1.Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of MetLife Investment Management

Graybar Electric Company, Inc.Private Shelf Agreement

Limited, One MetLife Way, Whippany, New Jersey 07981, Attention: Investments Legal Department or at such other place pursuant to the advance written directions of MetLife, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.  Each Shelf Closing is referred to as a “Closing.”

Section 3.2.Rescheduled Facility Closings.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify MetLife (which notification shall be deemed received by each Purchaser) in writing whether (a) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to MetLife (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2(h)(ii) or (b) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, MetLife (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless MetLife shall have otherwise consented in writing.

Section 4.Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the applicable Closing (except to the extent of changes caused by the transactions herein contemplated and taking into account any supplemental representations set forth in Exhibit A to the Request for Purchase delivered in connection with the applicable Closing).

Section 4.2.Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement.  From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes

Graybar Electric Company, Inc.Private Shelf Agreement

(and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Except to the extent set forth on Schedule 4.2, neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 2015 that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.6, 10.7, 10.8, 10.11, or 10.12 had such Sections applied since such date.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of such Notes and this Agreement and (ii) the Company’s Organization Documents as then in effect.

Section 4.4.Opinions of Counsel.  Such Purchaser shall have received an opinion in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Bryan Cave LLP, counsel for the Company, and Matthew W. Geekie, Senior Vice President, Secretary and General Counsel of the Company, covering the matters set forth in Schedules 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.Purchase Permitted by Applicable Law, Etc.  On the date of such Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes.  Contemporaneously with such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 4.7.Payment of Fees.  (a) Without limiting Section 15.1, the Company shall have paid to MetLife and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to Section 2(h)(i) or any Delayed Delivery Fee due pursuant to Section 2(h)(ii).

(b)Without limiting Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8.Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

Section 4.9.Changes in Corporate Structure.  Other than as permitted by this Agreement, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Proceedings and Documents.  All corporate and other entity proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.11.Subsidiary Guaranty.  Each Material Domestic Subsidiary of the Company shall have executed and delivered to the Purchasers and the holders of the Notes the following items:

(i)an executed counterpart of such Subsidiary Guaranty or Guarantor Supplement, as applicable;

(ii)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.9, 5.15 and 5.16 of this Agreement and such other representations as the Purchasers or holders of the Notes may reasonably request (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(iii)all such documents as may be reasonably requested by the Purchasers or holders of the Notes to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Guarantor Supplement and the performance by such Subsidiary of its obligations thereunder and under the Subsidiary Guaranty; and

Graybar Electric Company, Inc.Private Shelf Agreement

(iv)an opinion of in-house counsel reasonably satisfactory to the Purchasers or the holders of the Notes covering such matters relating to such Subsidiary and such Subsidiary Guaranty or Guarantor Supplement, as applicable, as the Purchasers or the holders of the Notes may reasonably request; provided that, upon reasonable request of the Purchasers, the Company shall deliver an opinion of outside counsel with respect to such Subsidiary and such Subsidiary Guaranty.

Section 4.12.Certain Documents.  Such Purchaser shall have received the following:

(i)The Note(s) to be purchased by such Purchaser at such Closing.

(ii)Certified copies of the resolutions of the Board of Directors (or similar governing body, or an authorized committee thereof) of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes (provided, that for any Closing, the Company may certify that there has been no change to any applicable authorization or approval since the date on which it was most recently delivered to such Purchaser under this Section 4.12 as an alternative to the further delivery thereof).

(iii)A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder (provided, that for any Closing, the Secretary or an Assistant Secretary and one other officer of the Company may certify that there has been no change to the officers of the Company authorized to sign Notes and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this Section 4.12, as an alternative to the further delivery thereof).

(iv)Certified copies of the Certificate of Incorporation and By-laws of the Company then in effect (provided, that for any Closing, the Company may certify that there has been no change to any applicable constitutive document since the date on which it was most recently delivered to such Purchaser under this Section 4.12, as an alternative to the further delivery thereof).

(v)A short-form good standing certificate for the Company from the Secretary of State of the jurisdiction of organization of the Company dated as of a recent date prior to such Closing and such other evidence of the status of the Company as such Purchaser may reasonably request.

Section 5.Representations and Warranties of the Company.

The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that no such supplement

Graybar Electric Company, Inc.Private Shelf Agreement

to any representation or warranty applicable to any particular Closing shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing or any determination of the falseness or inaccuracy thereof under Section 11(e).  The Company represents and warrants to each Purchaser that:

Section 5.1.Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the material properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  This Agreement and the documents, certificates or other writings (including the financial statements listed in Schedule 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the applicable Closing being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that with respect to projected financial information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and further provided that for purposes of this representation, such information shall not include information of a general economic or industry nature.  Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the actual knowledge of the Responsible Officers, there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.  For the purposes of this Section 5.3, the Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and

Graybar Electric Company, Inc.Private Shelf Agreement

Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”).

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Subsidiaries of the Company, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and as to each Domestic Subsidiary, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Affiliates of the Company, other than Subsidiaries, and (iii) the directors and executive officers of the Company.  None of the Subsidiaries constitutes a Material Domestic Subsidiary as of the applicable Closing.

(b)All of the outstanding shares of capital stock or similar equity interests of each Material Domestic Subsidiary shown in Schedule 5.4 as being owned by the Company or its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another of its Subsidiaries free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other entity power and authority to own or hold under lease the material properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Prudential Shelf Agreement, the Credit Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser of Accepted Notes copies of the following financial statements identified by a Senior Financial Officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and a consolidated statement of shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young L.L.P. (or a replacement auditor following the giving of notice pursuant to Section 7.1(g)) and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such

Graybar Electric Company, Inc.Private Shelf Agreement

date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and a consolidated statement of shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company shall be deemed to have satisfied the delivery requirements of this Section 5.5 if it shall have timely filed and made available the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, available on EDGAR.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any (x) corporate charter, by-laws or shareholders agreement or (y) material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except notice filings under Federal or state securities laws.

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the actual knowledge of the Responsible Officers, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations

Graybar Electric Company, Inc.Private Shelf Agreement

that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any returns, taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP (or the appropriate GAAP equivalent, in the case of Foreign Subsidiaries) or (iii) in the case of returns, the failure to file would not reasonably be expected to have a Material Adverse Effect.  The Responsible Officers of the Company have no actual knowledge of any basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended on the date set forth on Schedule 5.9.

Section 5.10.Title to Property; Leases.  The Company and its Subsidiaries have good and indefeasible title to their respective real properties (other than leased properties) and good title to all of their other properties and assets that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own, license or sublicense or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the actual knowledge of the Responsible Officers, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the actual knowledge of the Responsible Officers, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 5.12.Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) during the five year period preceding the date on which this representation is made or deemed made, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year for which an actuarial valuation report is available on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that would reasonably be expected to have a Material Adverse Effect.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof

Graybar Electric Company, Inc.Private Shelf Agreement

with, any Person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness; Future Liens.  (a) Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.2.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its Material property, whether now owned or hereafter acquired, to be subject to a Lien (other than a Permitted Lien) that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Material property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3 hereof.

(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as set forth in the Credit Agreement, the Prudential Shelf Agreement, this Agreement and the respective related documents or as disclosed in Schedule 5.15.

Section 5.16.Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department

Graybar Electric Company, Inc.Private Shelf Agreement

of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or (to the actual knowledge of the Responsible Officers) is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  To the actual knowledge of the Responsible Officers, neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws and U.S. Economic Sanctions.

(d)(1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or Canadian country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the Canadian Corruption of Foreign Public Officials Act (collectively, “Anti‑Corruption Laws”), (ii) to the actual knowledge of the Responsible Officers, is under investigation by any U.S. or Canadian Governmental Authority for possible violation of

Graybar Electric Company, Inc.Private Shelf Agreement

Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by OFAC or the Government of Canada;

(2)To the actual knowledge of the Responsible Officers, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in violation of, or which would cause any holders of Notes to be in violation of, any applicable Anti-Corruption Law.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and (when applicable) future Anti‑Corruption Laws.

Section 5.17.Status under Certain Statute.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18.Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(d)Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.Hostile Tender Offers.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

Section 5.20.Obligations Permitted under Other Agreements.  The Shelf Notes and all other obligations owing hereunder and under the other Shelf Documents are permitted under the Credit Agreement and the Prudential Shelf Agreement.

Section 6.Representations of the Purchasers.

Section 6.1.Purchase for Investment.  Each Purchaser severally represents that it is an “accredited investor” or a “qualified institutional buyer” that is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required and has no intention to register the Notes.

Section 6.2.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

Graybar Electric Company, Inc.Private Shelf Agreement

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.Information as to Company.

Section 7.1.Financial and Business Information.  The Company shall deliver to MetLife (only during the Issuance Period) and, following the acceptance of any request for purchase of Notes or any issuance of Notes, to each Purchaser (pending delivery of a Series of Accepted Notes) or holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on 10 Q (the “Form 10 Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Company’s Form 10–Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

Graybar Electric Company, Inc.Private Shelf Agreement

(b)Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10 K (the “Form 10 K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of Ernst & Young LLP or another independent certified public accounting firm of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10 K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14c-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or information statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability, but including, without limitation any notices delivered pursuant to Section 7.07 of the Credit Agreement or 7.1 of the Prudential Shelf Agreement), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or

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Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within thirty days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)Resignation or Replacement of Auditors — within 10 days following the date on which an independent certified public auditor of the Company resigns or if the Company elects to change independent certified public auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and

(h)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the

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Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2.Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and where applicable, reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(c)Guarantors – certifying that each Subsidiary Guarantor is and was a Subsidiary/an Affiliate of the Company and a borrower or guarantor/obligor under any Material Credit Facility from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate.

Section 7.3.Visitation.  The Company shall permit the representatives of MetLife (only during the Issuance Period) and, following the acceptance of any request for purchase of Notes or any issuance of Notes (but prior to the issuance of such Notes), each Purchaser, and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the

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principal executive office of the Company during normal business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail;

(ii)the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on a dedicated page on the internet, which is located at http://www.graybar.com/company/about/sec-filings.com as of the date of this Agreement;

(iii)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv)the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such item available on the above designated page on the internet or on IntraLinks or on any other similar websites to which each holder of Notes has free access;

provided however, that in the case of clauses (ii), (iii) or (iv), the Company shall have given MetLife, each Purchaser or each holder of a Note (as applicable) prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each

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delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.Payment and Prepayment of the Notes.

Section 8.1.Required Prepayments.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.Optional Prepayments with Make-Whole Amount.

(a)Floating Rate Notes.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes bearing a floating interest rate, in an amount not less than $1,000,000 (and integral multiples of $100,000) at 100% of the principal amount so prepaid, provided that the Company concurrently pays the Applicable Premium, if any, and any LIBOR Breakage Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2(a) not less than 10 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date (determined in accordance with Section 8.3), the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest, Applicable Premium, if any, and any LIBOR Breakage Amount to be paid on the prepayment date with respect to such principal amount being prepaid.

(b)Fixed Rate Notes.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes bearing a fixed interest rate, in an amount not less than $1,000,000 (and integral multiples of $100,000), at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the

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prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.Allocation of Partial Prepayments.  In the case of any partial prepayment of the Notes of any Series, pursuant to any required prepayments, if any, set forth in the Notes of such Series or Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.Maturity; Surrender, Etc.  In the case of each optional prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except upon the payment or prepayment of the Notes of such Series in accordance with this Agreement and the Notes of such Series.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note bearing a fixed interest rate, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called

Graybar Electric Company, Inc.Private Shelf Agreement

Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m.(New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding

Graybar Electric Company, Inc.Private Shelf Agreement

scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.Payment Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.Affirmative Covenants.

From the date of this Agreement until the initial Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that it shall and it shall cause its Subsidiaries to:

Section 9.1.Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations (including Federal, State, local and any other taxes) of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP (or, with respect to Canadian Subsidiaries, Canadian GAAP) with respect thereto have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

Section 9.2.Conduct of Business and Maintenance of Existence.  Continue to engage in business of the same general type as now conducted by it on the Effective Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Notwithstanding the foregoing, it is understood and agreed that the Credit Parties may dissolve Subsidiaries to the extent permitted by and in accordance with the terms of Section 10.5(a)(v) and (vi).

Section 9.3.Maintenance of Property; Insurance.  (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear, damage by casualty and obsolescence excepted); and

Graybar Electric Company, Inc.Private Shelf Agreement

(b)Maintain with financially sound and reputable insurance companies insurance on all its Material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, hazard and gross earnings coverage); and furnish to MetLife (only during the Issuance Period), each Purchaser (after the acceptance of any request for purchase of Notes and before the issuance of such Notes) and each holder of a Note (after the issuance of Notes), upon written request, a certificate of insurance summarizing the coverage amounts of such property insurance; provided, however, that the Credit Parties and their Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

Section 9.4.Books and Records.  Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP (or, with respect to Canadian Subsidiaries, Canadian GAAP) and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities.

Section 9.5.Compliance with Law.   Comply, and cause each of its Subsidiaries to, comply, with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities (including, without limitation, environmental laws, ERISA, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16), applicable to them and their respective properties if noncompliance with any such law, rule, regulation, order or restriction would reasonably be expected to have a Material Adverse Effect.

Section 9.6.Subsidiary Guarantors.    (a) The Company will cause any and all of its direct and indirect Material Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Subsidiary Guarantor hereunder by way of execution of a Subsidiary Guaranty or Guarantor Supplement, as applicable.  Furthermore, within 30 days after a Domestic Subsidiary becomes a Material Domestic Subsidiary, as determined by the financial statements delivered to MetLife, the Purchasers and/or holders of the Notes pursuant to Section 7.1(a) and/or (b), the Company will cause such Domestic Subsidiary to become a Subsidiary Guarantor hereunder by way of execution of a Subsidiary Guaranty or a Guarantor Supplement, as applicable.  In connection with the foregoing, the Company shall deliver to MetLife (only during the Issuance Period), to the Purchasers (after the acceptance of any request for purchase of Notes but before the issuance of such Notes) and holders of the Notes (after Notes have been issued) such Organization Documents, officer’s certificates and opinions of in-house counsel as MetLife, the Purchasers and/or holders of the Notes, as applicable, may reasonably request; provided that, upon reasonable request of MetLife, the Purchasers and/or holders of the Notes, as applicable, the Company shall deliver opinions of outside counsel with respect to such Subsidiary Guarantors.

(b)If at any time any Subsidiary that is not required to be a Subsidiary Guarantor hereunder provides a guarantee or otherwise becomes liable at any time, whether as a borrower or additional or co-borrower or otherwise of, the Company’s obligations under any Material Credit Facility or any other senior Indebtedness in excess of $25,000,000, the Company will then promptly cause such Subsidiary (other than Graybar Canada) to become a Subsidiary Guarantor hereunder by way of execution of a Subsidiary Guaranty or a Guarantor Supplement, as applicable; provided, however, that the foregoing shall not apply to any guaranty created, issued, incurred or

Graybar Electric Company, Inc.Private Shelf Agreement

assumed by a Foreign Subsidiary in respect of Indebtedness incurred by any other Subsidiary so long as such Foreign Subsidiary that creates, incurs or assumes such guaranty has not also created, issued, incurred or assumed a guaranty in respect of Indebtedness incurred by the Company or any Domestic Subsidiary pursuant to the Material Credit Facility.  In connection with the foregoing, the Company shall deliver to MetLife (only during the Issuance Period), to the Purchasers (after the acceptance of any request for purchase of Notes but before the issuance of such Notes) and holders of the Notes (after Notes have been issued) such Organization Documents, officer’s certificates and opinions of counsel as MetLife, the Purchasers and/or the holders of the Notes, as applicable, may reasonably request.

(c)If, at the end of a fiscal quarter, the aggregate net revenues attributable to Domestic Subsidiaries that are not Credit Parties (other than the aggregate net revenues of Graybar Management Services, LLC and Graybar Financial Services, Inc. and their respective Subsidiaries) exceeds 10% of the aggregate net revenues of the Company and its Subsidiaries for the last 12 month period ended as of the end of such fiscal quarter, the Company shall cause Domestic Subsidiaries that are not Credit Parties to become Subsidiary Guarantors by executing and delivering to MetLife (only during the Issuance Period), to the Purchasers (after the acceptance of any request for purchase of Notes but before the issuance of such Notes) and holders of the Notes (after Notes have been issued) a Guarantor Supplement as and to the extent required so that the aggregate net revenues attributable to Domestic Subsidiaries that are not Credit Parties (other than the aggregate net revenues of Graybar Management Services, LLC and Graybar Financial Services, Inc. and their respective Subsidiaries) no longer exceeds 10% of the aggregate net revenues of the Company and its Subsidiaries for the last 12 month period ended as of the end of such fiscal quarter.  In connection with the foregoing, the Company shall deliver to MetLife (only during the Issuance Period), to the Purchasers (after the acceptance of any request for purchase of Notes but before the issuance of such Notes) and holders of the Notes (after Notes have been issued) such Organization Documents, officer’s certificates and opinions of counsel as MetLife, and the Purchasers and/or holders of the Notes, as applicable, may reasonably request.

Section 10.Negative Covenants.

From the date of the Agreement, until the initial Closing and thereafter so long as any of the Notes are outstanding, the Company covenants that it shall not, nor shall it permit any of its applicable Subsidiaries to, directly or indirectly:

Section 10.1.Financial Covenants.

(a)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 4.0 to 1.0.

(b)Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 2.5 to 1.0.

Section 10.2Indebtedness.  Incur, create, assume or permit to exist any Indebtedness or liability on account of borrowed money, represented by any notes, bonds, debentures or similar obligations, or on account of the deferred purchase price of any property (other than trade debt

Graybar Electric Company, Inc.Private Shelf Agreement

incurred in the ordinary course of business and due within six months of the incurrence thereof),  except:

(a)Indebtedness of the Company arising or existing under (i) this Agreement and the Notes; and (ii) the Credit Agreement and (iii) the Senior Notes;

(b)Indebtedness of the Credit Parties existing as of the Third Amendment Effective Date (and set forth in Schedule 5.15 hereto) and renewals, refinancings and extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(c)obligations (contingent or otherwise) of the Company or any Domestic Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non‑defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)Indebtedness of the Credit Parties and their Domestic Subsidiaries incurred after the Effective Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e)Indebtedness of the Credit Parties secured by Liens to the extent permitted under subsection (n) of the definition of “Permitted Liens”; provided that the aggregate outstanding principal amount of Indebtedness incurred under this clause (e) plus the aggregate outstanding principal amount of Indebtedness incurred under clause (g) below shall not exceed an amount equal to 10% of Consolidated Total Assets at determined as of the end of the most recently completed fiscal year;

(f)Indebtedness of Graybar Canada arising or existing under the Credit Agreement up to an aggregate principal amount outstanding of $100,000,000 at any time;

(g)unsecured Indebtedness of a Person acquired after the Second Amendment Effective Date to the extent such acquisition is a Permitted Acquisition and to the extent such Indebtedness is existing at the time of such Permitted Acquisition; provided that (i) the aggregate outstanding principal amount of all such Indebtedness incurred under this clause (g) shall not exceed $50,000,000, and (ii) such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted Acquisition; provided further that the aggregate outstanding principal amount of Indebtedness incurred under this clause (g) plus the aggregate outstanding principal amount of Indebtedness incurred under clause (e)

Graybar Electric Company, Inc.Private Shelf Agreement

above shall not exceed an amount equal to 10% of Consolidated Total Assets determined as of the end of the most recently completed fiscal year; or

(h)other unsecured Indebtedness of the Credit Parties; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising or existing under this Agreement, the Notes and the Credit Agreement.

Section 10.3.Liens.  Contract, create, incur, assume or permit to exist any Lien with respect to any of its respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

Section 10.4.Nature of Business.  Alter the character of its business in any material respect from that conducted as of the Effective Date or any businesses reasonably related, complementary or incidental thereto.

Section 10.5.Consolidation, Merger, Sale or Purchase of Assets, Etc. (a) Dissolve, liquidate or wind up its affairs or enter into any transaction of merger, amalgamation or consolidation; provided, however that (i) the Company may merge, amalgamate or consolidate with any of its Subsidiaries (other than Graybar Canada) provided that the Company shall be the continuing or surviving corporation, (ii) Graybar Canada may merge, amalgamate or consolidate with any of its Subsidiaries provided that Graybar Canada shall be the continuing or surviving corporation, (iii) any Subsidiary Guarantor may merge or consolidate with any other Subsidiary Guarantor, (iv) any Subsidiary that is not a Credit Party may merge, amalgamate or consolidate with any Credit Party so long as the Credit Party shall be the continuing or surviving corporation, (v) any Domestic Subsidiary that is not a Credit Party may be merged with or into any other Domestic Subsidiary that is not a Credit Party, (vi) any Foreign Subsidiary that is not a Credit Party may be merged with or into or amalgamated with any other Foreign Subsidiary that is not a Credit Party, (vii) any Credit Party or any Subsidiary of any Credit Party may merge or amalgamate with any other Person in connection with a Permitted Acquisition if such Credit Party or any Subsidiary Guarantor or such Subsidiary, as applicable, shall be the continuing or surviving corporation, (viii) any one or more of Graybar Management Services, LLC and Graybar Financial Services, Inc. may be dissolved so long as all of the assets of the Person being dissolved have been transferred to a Credit Party prior to or concurrently with such dissolution, and (ix) any Subsidiary that is not a Credit Party may be dissolved so long as (x) all of the assets of such Subsidiary have been transferred to a Credit Party prior to or concurrently with such dissolution and (y) the aggregate total net revenues (determined on a consolidated basis in accordance with GAAP) of all Subsidiaries dissolved pursuant to this Section 10.5(a) (other than Graybar Management Services, LLC and Graybar Financial Services, Inc.) does not exceed 5% of the aggregate total net revenues of the Company and its Subsidiaries (determined in accordance with GAAP as of the end of the most recently completed fiscal year).

(b)Make any Asset Dispositions (including, without limitation, any Sale Leaseback Transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of any Credit Party’s or any such Subsidiary’s business, (iii) the sale or disposition of Securitization Receivables or account receivables in connection with a factoring arrangement

Graybar Electric Company, Inc.Private Shelf Agreement

permitted hereunder and Related Assets in connection with a Securitization Transaction or factoring arrangement permitted hereunder, or (iv) such other Asset Dispositions, provided that (A) the consideration for such assets disposed of represents the fair market value of such assets at the time of such Asset Disposition; and (B) the cumulative net book value of all Asset Dispositions by any Credit Party and any of its Subsidiaries during any single fiscal year shall not exceed 20% of Consolidated Total Assets determined as of the end of the most recently completed fiscal year.

(c)Acquire all or substantially all of the assets or business or the majority of Voting Stock of any Person except in connection with a Permitted Acquisition.

Section 10.6.Advances, Investments and Loans.  Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an investment in, any Person except for Permitted Investments and transactions expressly permitted by Section 10.7.

Section 10.7.Issuance of Equity Securities.  Issue, sell, transfer, pledge or otherwise dispose of any shares of Capital Stock or other equity or ownership interests (“Equity Interests”) in any Subsidiary, except (a) in connection with the sale of all of the Capital Stock of a Subsidiary pursuant to a transaction permitted by Section 10.5(b), (b) the issuance, sale or transfer of Equity Interests by a Subsidiary (the “Issuing Subsidiary”) to a Credit Party or a Subsidiary of a Credit Party that owns such Issuing Subsidiary, (c) as needed to qualify directors under applicable law, (d) in the case of Graybar Electric Canada Limited, a Nova Scotia corporation, or any Subsidiary thereof, the issuance of any Equity Interests of Graybar Electric Canada Limited or any Subsidiary thereof to employees thereof pursuant to an employee stock purchase plan and (e) a Subsidiary shall be permitted to issue Equity Interests to effect a Permitted Acquisition, or following a Permitted Acquisition, to employees thereof pursuant to an employee stock purchase plan not to exceed 10% of the Equity Securities of the acquired Subsidiary.

Section 10.8.Transactions with Affiliates; Modification of Documentation.  (a) Enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) customary fees and expenses paid to directors, (ii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, (iii) transactions relating to a Securitization Transaction, (iv) intercompany transactions among the Credit Parties (v) intercompany transactions among a Credit Party and its Subsidiaries, to the extent not prohibited by Section 10.2, Section 10.5, Section 10.6 or Section 10.7 and (vi) Permitted Investments.

(b)Permit any Credit Party or any Subsidiary, if any Default or Event of Default has occurred and is continuing, or would directly result therefrom after the issuance thereof, to amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 10.9.Fiscal Year; Organizational Documents.  Change its fiscal year or amend, modify or change its certificate of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Purchasers or holders of Notes without the prior written consent of the Required Holders.

Section 10.10.Reserved .  [Reserved].

Section 10.11.Limitation on Securitization Transactions.  Permit the aggregate outstanding amount owed by the Company and its Subsidiaries under Securitization Transactions and/or any factoring arrangements at any time to exceed 30% of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year.

Section 10.12.Terrorism Sanctions Regulations.  Permit itself or permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that would subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.13.Most Favored Lender Status.  Issue or permit any Domestic Subsidiary to issue any Indebtedness senior in rank to the Notes to be issued hereunder, unless upon the issuance of Notes hereunder, such Notes will be and will remain at least pari passu in rank and privileges with any then existing Indebtedness of the Company, including any Material Credit Facility.  Upon issuance, the Company agrees to cause any Notes issued hereunder to be secured equally with any then existing Indebtedness of the Company, including any Material Credit Facility.  The Company will not enter into, assume or otherwise become bound or obligated, or permit any Subsidiary of the Company to, enter into, assume or otherwise become bound or obligated under any agreement or amendment to any agreement existing on the date hereof creating or evidencing Indebtedness in excess of $25,000,000 (including, without limitation, any amendment to any Material Credit Facility) containing one or more Additional Covenants or additional defaults, unless the prior written consent of the Required Holders to such agreement shall have been obtained; provided, however, that if the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Required Holders, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement.  The Company further covenants to promptly execute and deliver at its expense (including the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants or Additional Defaults, provided, that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.13, but shall merely be for the convenience of the parties hereto.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 11.Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, Applicable Premium or LIBOR Breakage Amount, if any, with respect to any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 (other than Section 10.13);

(d)the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)(i) any representation or warranty made in writing by the Company or by any officer of the Company in this Agreement or any writing furnished by the Company or by any officer of the Company in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished by the Subsidiary Guarantor or by any officer of the Subsidiary Guarantor in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made or deemed made; or

(f)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding and owing (x) under the Credit Agreement or the Senior Notes or (y) in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of the Credit Agreement or the Senior Notes or any related Credit Document (as defined in the Credit Agreement) or Notes (as defined in the Senior Notes), or of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and

Graybar Electric Company, Inc.Private Shelf Agreement

payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)(x) one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000,  including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries, or (y) any one or more non-monetary judgements shall be entered into against any Credit Party or any of their Subsidiaries that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, and which such judgments are not, within ten days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ten days after the expiration of such stay; or

(j)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such

Graybar Electric Company, Inc.Private Shelf Agreement

proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that would reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or

(l)either (i) after the Effective Date, any Person or two or more Persons acting in concert acquires “beneficial ownership,” directly or indirectly, of, or acquires by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Company, or (ii) during any period of up to 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than retirement, to constitute a majority of the directors of the Company then in office.  As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended.

Section 12.Remedies on Default, Etc.

Section 12.1.Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

Graybar Electric Company, Inc.Private Shelf Agreement

(b)If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the

Graybar Electric Company, Inc.Private Shelf Agreement

Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.Registration; Exchange; Substitution of Notes.

Section 13.1.Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1‑A in the case of a fixed rate Shelf Note) or in the form Schedule 1‑B (in the case of floating rate Shelf Notes).  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in

Graybar Electric Company, Inc.Private Shelf Agreement

respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, an affidavit in a form reasonably acceptable to the Company from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1.Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in such Purchaser’s Confirmation of Acceptance, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to

Graybar Electric Company, Inc.Private Shelf Agreement

Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.Expenses, Etc.

Section 15.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 17.Amendment and Waiver.

Section 17.1.Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)(i) with the written consent of MetLife (and without the consent of any other holder of Notes), the provisions of the first sentence of Section 1 and the provisions of Section 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) prior to the purchase and sale of a Series of Accepted Notes, with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any such Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes;

(c)no such amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, Applicable Premium and LIBOR Breakage Amount on the Notes (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and

(d)Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 17.2.Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any

Graybar Electric Company, Inc.Private Shelf Agreement

proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Graybar Electric Company, Inc.Private Shelf Agreement

Section 18.Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in its Confirmation of Acceptance, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth in Schedule B to the attention of Vice President and Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if (i) in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, (ii) in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in Schedule B or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information and (iii) in the case of an email communication, the communication is sent via pdf and signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and such Authorized Officer receiving the information in fact received and acknowledged receiving the email communication in writing via return email.

Section 19.Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company

Graybar Electric Company, Inc.Private Shelf Agreement

agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to MetLife or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by MetLife or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to MetLife or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by MetLife or such Purchaser or any Person acting on MetLife’s or such Purchaser’s behalf, (c) otherwise becomes known to MetLife or such Purchaser other than through disclosure by the Company or any Subsidiary except by a source known by MetLife to be under an obligation of confidentiality to the Company (d) constitutes financial statements delivered to MetLife or such Purchaser under Section 7.1 that are otherwise publicly available.  Each of MetLife and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by MetLife or such Purchaser in good faith to protect confidential information of third parties delivered to MetLife or such Purchaser, provided that MetLife or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over MetLife or such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about MetLife’s or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate as reasonably determined by MetLife’s legal counsel in consultation with the Company’s Senior Vice President and General Counsel to the extent reasonably practicable prior to such delivery or disclosure, (w) to effect compliance with any law, rule, regulation or order applicable to MetLife or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which MetLife or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing,

Graybar Electric Company, Inc.Private Shelf Agreement

to the extent MetLife or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, MetLife or any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between MetLife or such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to such Substitute Purchaser of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.Miscellaneous.

Section 22.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.Accounting Terms.  (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant

Graybar Electric Company, Inc.Private Shelf Agreement

to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”) (including Additional Covenants contained in, or deemed to be included in, this Agreement), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard), shall be disregarded and such determination shall be made as if such election had not been made.  In the event changes to GAAP occur which would impact the calculation of any covenants in Section 10.1, the Company and the holders of the Notes will negotiate in good faith to amend such covenants in a such a way as to maintain the same concept, level and relative cushion as was in effect immediately before the applicable accounting change; provided, that unless and until the Company and the holders of a majority of the aggregate principal amount of Notes outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their respective affiliates) reach agreement with respect to any such amendment, (i) such covenants will continue to be calculated in accordance with GAAP as in effect immediately prior to the applicable change in GAAP; and (ii) the Company shall provide to MetLife (during the Issuance Period) and, following the acceptance of any request for purchase of Notes or any issuance of Notes to each Purchaser or holder of a Note, as applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenants made before and after giving effect to such change in GAAP.

(b)Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015;  provided that if any Material Credit Facility classifies such leases using any accounting method other than the method set forth above, this Agreement shall similarly no longer classify such leases pursuant to the method set forth above and shall be determined in accordance with clause (a) of this Section 22.2.

Section 22.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.Construction, Etc.   (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary

Graybar Electric Company, Inc.Private Shelf Agreement

provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

Section 22.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each of the parties hereto consents to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such person shall then have been notified pursuant to said Section.  Each of the parties hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Process shall be deemed given only when actually received.

(c)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may

Graybar Electric Company, Inc.Private Shelf Agreement

have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.8.Transaction References.  The Company agrees that MetLife may (i) refer to its role in establishing the Facility, as well as the identity of the Company and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium (provided that the Company shall be permitted to review and approve any such materials, releases or announcements in advance, such approval not to be unreasonably withheld, conditioned or delayed) and (ii) display the Company’s corporate logo in conjunction with any such reference.

* * * * *

Graybar Electric Company, Inc.Private Shelf Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Graybar Electric Company, Inc.

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

This Agreement is hereby accepted and agreed to as of the date hereof.

MetLife Investment Management Limited

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

MetLife Investment Management, LLC

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2(f).

“Acceptance Day” is defined in Section 2(f).

“Acceptance Window” means, with respect to any interest rate quotes provided by MetLife pursuant to Section 2(e), the time period designated by MetLife during which the Company may elect to accept such interest rate quotes as to not less than $5,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

“Accepted Note” is defined in Section 2(f).

“Adjusted LIBOR Rate” means, with respect to any Interest Period of a Note that bears a floating interest rate, the sum of LIBOR for that Interest Period plus the LIBOR Rate Note Margin for such Note.

“actual knowledge” means awareness of any facts, circumstances, or other information that would cause a reasonable person to inquire further into a situation or circumstance.  As used in this Agreement, any statements qualified by “actual knowledge” are deemed to mean “actual knowledge” following reasonable inquiry into the relevant matters.

“Acquisition” by any Person, means the acquisition by such Person of at least a majority of the Voting Stock of another Person or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

“Additional Covenants” means any negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a negative covenant) the subject matter of which either (i) is similar to that of any covenant in Section 10 of the Agreement, or related definitions in this Schedule A of the Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 10 of the Agreement, or related definitions in this Schedule A of the Agreement.

“Additional Defaults” means any provision contained in any document or instrument creating or evidencing Indebtedness of the Company or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of the Agreement, or related definitions in this Schedule

Schedule  A

(to Private Shelf Agreement)

A of the Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of the Agreement, or related definitions in this Schedule A of the Agreement.

“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (c) with respect to MetLife, shall include any managed account, investment fund or other vehicle for which MetLife or any MetLife Party acts as investment advisor or portfolio manager.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Private Shelf Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, between the Company, on the one hand, and MetLife and the Purchasers, on the other hand, dated September 22, 2016.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Premium” means an amount equal to a percentage of the principal amount to be prepaid pursuant to Section 8.2(a) or Section 8.3 or has become or is declared immediately due and payable pursuant to Section 12.1 in the case of a Shelf Note bearing a floating interest rate, with the applicable percentage being set forth in the applicable Confirmation of Acceptance for such Shelf Note.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise.  The term “Asset Disposition” shall not include (a) Specified Sales or (b) any Equity Issuance.

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in Schedule B attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an

Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to MetLife, and (ii) in the case of MetLife, any officer of MetLife designated as its “Authorized Officer” in Schedule B or any officer of MetLife designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom MetLife in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of MetLife by any individual who on or after the date of this Agreement shall have been an Authorized Officer of MetLife and whom the Company in good faith believes to be an Authorized Officer of MetLife at the time of such action shall be binding on MetLife even though such individual shall have ceased to be an Authorized Officer of MetLife.

“Available Facility Amount” is defined in Section 2(a).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) purposes of determining LIBOR or LIBOR Breakage Amount only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City and London, England are required or authorized to be closed, (c) for the purpose of Section 2 only, a day on which MetLife is open for business, and (d) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cancellation Date” is defined in Section 2(h)(iii).

“Cancellation Fee” is defined in Section 2(h)(iii).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company , membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.1.

“Closing Day” means, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2(h)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement and includes any successor(s) that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance”  is defined in Section 2(f).

“Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense and (iv) other extraordinary non-recurring, non-cash charges.

“Consolidated Funded Indebtedness” means, with respect to any Person as of any date, without duplication, all Indebtedness of such Person, as of such date, other than Indebtedness of the types referred to in clauses (e) and (i) of the definition of “Indebtedness” set forth in this Schedule A.

“Consolidated Interest Coverage Ratio” means, with respect to the Credit Parties and their Subsidiaries on a consolidated basis for the 12 month period ending on the last day of any fiscal quarter of the Credit Parties and their Subsidiaries, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, all interest expense of the Credit Parties and their Subsidiaries including the interest component under Capital Leases and the implied interest component under Securitization Transactions, as determined in accordance with GAAP.  Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

“Consolidated Leverage Ratio” means, as of any date of determination, with respect to the Credit Parties and their Subsidiaries on a consolidated basis for the 12 month period ending on the last day of any fiscal quarter, the ratio of (a) the total of (i) Consolidated Funded Indebtedness of the Credit Parties and their Subsidiaries on a consolidated basis as of such date (not including any Consolidated Funded Indebtedness of Graybar Financial Services, Inc. as of such date) minus (ii) Unrestricted Cash and Cash Equivalents of the Company or any Subsidiary in excess of $50,000,000 in the aggregate on the consolidated balance sheet of the Company and its Subsidiaries as of such date to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis (but excluding net income attributable to non‑controlling interests), as determined in accordance with GAAP.

“Consolidated Total Assets” means as of any date with respect to the Credit Parties and their Subsidiaries on a consolidated basis, total assets, as determined in accordance with GAAP, as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of its Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” is defined in clause (a) of the definition of Material Credit Facility hereto.

“Credit Facility” is defined in clause (c) of the definition of Material Credit Facility hereto.

“Credit Parties” or “Credit Party” means, collectively, the Company and each Subsidiary Guarantor.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Delayed Delivery Fee” is defined in Section 2(h)(ii).

“Designated Maturity” means for any Reset Date with respect to any Note bearing a floating interest rate, a period of one, three or six months (as specified in the Confirmation of Acceptance for such Note) corresponding to the Interest Period commencing on such Reset Date.

“Disclosure Documents” is defined in Section 5.3.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Effective Date” shall mean the date of this Agreement as first written above.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” is defined in Section 10.7.

“Equity Issuance” means any issuance by any Credit Party or any Subsidiary to any Person which is not the Company of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.  The term “Equity Issuance” shall not include any Asset Disposition or the issuance of common stock of the Company’s Subsidiaries to their respective officers, directors or employees in connection with stock offering plans and other benefit plans of such Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Facility” is defined in Section 2(a).

“First Amendment” shall mean Amendment No. 1 to the Agreement, which amendment is dated August 10, 2018.

“First Amendment Effective Date” shall mean the Effective Date of the First Amendment (as defined the First Amendment).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Fourth Amendment” shall mean Amendment No. 4 to the Agreement, which amendment is dated June 25, 2024.

“Fourth Amendment Effective Date” shall mean the “Effective Date” as defined the Fourth Amendment.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Graybar Canada” means Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia.

“Guarantor Supplement” means the guarantor supplement attached as Exhibit A to the Subsidiary Guaranty.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by MetLife) most closely matches the duration of such Accepted Note.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) the Swap Termination Value of any Swap Contract, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, Securitization Transaction, off-balance sheet loan or similar off-balance sheet financing product, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes of any Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Rate” has the meaning as set forth in such Note.

“Interest Payment Date” means, for any Note bearing a floating interest rate, the “Interest Payment Dates” set forth in such Note (but in all cases subject to Section 8.7).

“Interest Period” means, with respect to any Note bearing a floating interest rate, the Initial Interest Period thereof (as specified in the Confirmation of Acceptance for such Note) and thereafter a period commencing on and including a Reset Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Issuance Fee” is defined in Section 2(h)(i).

“Issuance Period” is defined in Section 2(b).

“Issuing Subsidiary” is defined in Section 10.7.

“LIBOR” means, in relation to the interest being borne during any Interest Period by any Note that bears a floating interest rate, for any Reset Date:

(i)the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) for a period of the Designated Maturity which appears on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the Reset Date; or

(ii)if for any reason such rate is not reported in accordance with the above clause (i) or is unavailable, then “LIBOR” means the rate per annum at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 A.M. (London time) two (2) Business Days prior to the Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date.  MetLife will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested the rate for the Reset Date will be the arithmetic mean of the rates quoted by major banks in London, selected by MetLife at approximately 11:00 A.M. (London time) two (2) Business Days prior to the Reset Date for loans in Dollars to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date;

provided that in no event shall “LIBOR” be less than 0.00%.

“LIBOR Breakage Amount” shall mean, as of the date of any payment or prepayment of any Note that bears a floating interest rate then being paid or prepaid, any loss, cost or expense reasonably incurred by any holder of such Note as a result of any payment or prepayment of such Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) on a day other than a regularly scheduled Interest Payment Date for such Note or at the scheduled maturity, and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.  Each holder shall determine the portion of the LIBOR Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Issuer of such Notes setting forth such determination in reasonable detail.  Each such determination shall be conclusive absent demonstrable error.

“LIBOR Rate Note Margin” means, with respect to any Note bearing a floating interest rate, the margin specified for such Note in the relevant Confirmation of Acceptance.

“Lien” means, with respect to any Person, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing.

“Make Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse change in or a material adverse effect on (a) the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Shelf Document to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the legality, validity, binding effect or enforceability of this Agreement, the Notes, the Subsidiary Guaranty or any of the other Shelf Documents or the rights or remedies of MetLife or a Purchaser (or holder) hereunder or thereunder.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)the Credit Agreement, dated as of September 28, 2011, as amended by the First Amendment, dated as of May 29, 2013, the First Amendment, dated and effective as of June 6, 2014, and the Third Amendment, dated and effective as of August 10, 2018 (a copy of which amendments have been provided to MetLife) among Graybar Electric Company, Inc. and Graybar Canada, as borrowers, and Bank of America, N.A., as Domestic Agent and the other parties thereto (including any renewals, extensions, further amendments, supplements, restatements, replacements or refinancing thereof, the (“Credit Agreement”);

(b)the Senior Notes; and

(c)any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Company (excluding Graybar Management Services, LLC and Graybar Financial Services, Inc.) which, together with its Subsidiaries on a consolidated basis during the 12 month period preceding such date of determination, represents 5% or more of the consolidated revenues of the Company and its Subsidiaries.

“Maturity Date” is defined in the first paragraph of each Note.

“MetLife” is defined in the addressee line to this Agreement.

“MetLife Party” means (i) any corporation or other entity controlling, controlled by, or under common control with, MetLife and (ii) any entity which owns a managed account or an investment fund which is managed by MetLife or a MetLife Party described in clause (i) of this definition.  For purposes of this definition, the terms “control,” “controlling” and “controlled” means the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Stock or equivalent voting securities or interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Overnight Interest Rate” means with respect to an Accepted Note, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“PBCG” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means an Acquisition by any Credit Party or any Subsidiary of any Credit Party for the fair market value of the Capital Stock or Property acquired, provided that (a) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of such Credit Party and its Subsidiaries engaged in on the First Amendment Effective Date; (b) in the case of an Acquisition of the Capital Stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) such Person shall become a direct or indirect Subsidiary of the Credit Party, and (iii) not less than 90% of all issued and outstanding Capital Stock of such Person is acquired; (c) the representations and warranties made by the Credit Party in any Shelf Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date (in which case they should be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date (and except that for purposes of this clause (c), the representations and warranties  contained in Section 10.1 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1)) and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto); and (d) if the aggregate consideration for such Acquisition exceeds 5% of Consolidated Total Assets, the Credit Party shall have delivered to the Purchasers or holders of the Notes a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a Pro Forma Basis, the Credit Party will be in compliance with all of the financial covenants set forth in Section 10.1.”

“Permitted Investments” means:

(a)cash and Cash Equivalents;

(b)receivables owing to any Credit Party or any of its Subsidiaries or any receivables and advances to suppliers, or refunds due to customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)investments existing as of the Third Amendment Effective Date and set forth in Schedule 10.6;

(e)other advances or loans to employees, directors, officers, shareholders or agents not to exceed $15,000,000 in the aggregate at any time outstanding;

(f)Permitted Acquisitions and, to the extent permitted by Section 10.11, Securitization Transactions and factoring arrangements;

(g)investments in the Company or any Subsidiary Guarantor;

(h)loans and advances to and/or investments in Graybar Canada; provided, that, (x) the outstanding amount of such loans, advances and/or investments shall not exceed an aggregate amount of more than 10% of Consolidated Total Assets determined as of the end of the most recently completed fiscal year and (y) no Default or Event of Default exists immediately prior to and after giving effect to any such investment;

(i)(x) investments by any Subsidiary of the Company that is not a Credit Party in any other Subsidiary of the Company that is not a Credit Party and (y) investments by any Credit Party in any Wholly-Owned Subsidiary of the Company;

(j)repurchases and redemptions by the Company of Capital Stock of the Company;

(k)repurchases and redemptions of shares of the Capital Stock of Graybar Electric Canada Limited, a Nova Scotia corporation, made by any of Graybar Electric Limited, Graybar Electric Canada Limited or any Subsidiary thereof (including Graybar Canada) from employees pursuant to an employee stock purchase plan; and

(l)formation or creation of Domestic Subsidiaries and additional loans, advances and/or investments (other than investments in Foreign Subsidiaries) not expressly permitted by the foregoing clauses hereof, provided that (x) upon giving effect to such investment on a Pro Forma Basis, the Credit Parties will be in compliance with all of the financial covenants set forth in Section 10.1 and (y) no Default or Event of Default exists immediately prior to and after giving effect to any such investment.

As used herein, “investment” means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

“Permitted Liens” means:

(a)Liens existing as of the Third Amendment Effective Date and set forth on Schedule 10.3; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the First Amendment Effective Date (provided, however, (i) that Liens on new Property which arise in replacement of Liens on previously owned Property to the extent that such new Property is acquired through like-kind exchanges or similar substitutions and (ii) Liens on new Property used to replace Property formerly serving as collateral for a synthetic lease financing, in each case, shall be permitted hereunder);

(b)Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d)Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e)Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(f)easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(g)Liens securing purchase money Indebtedness (including Capital Leases), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

(h)leases or subleases granted to others not interfering in any material respect with the business of the Credit Parties and their Subsidiaries;

(i)any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(j)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(k)inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Plan;

(l)Liens assumed in connection with a Permitted Acquisition, so long as (i) such Liens cover only the assets acquired pursuant to such Permitted Acquisition and (ii) such Liens were not created in contemplation of such Permitted Acquisition;

(m)Liens created or deemed to exist in connection with a Securitization Transaction or factoring arrangement, in each case, permitted hereunder (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Securitization Receivables or the applicable account receivables in connection with such factoring arrangements permitted hereunder and Related Assets, in each case, actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction; and

(n)additional Liens not otherwise permitted by the foregoing clauses hereof; provided that such additional Liens permitted by this clause (n) do not encumber property and assets which constitute more than 10% of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year, provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this clause (n) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.”

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pro Forma Basis”  means, for purposes of calculating compliance with each of the financial covenants set forth in Section 10.1 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Purchasers and holders of Notes have received the information required pursuant to Section 7.1.  In connection with any calculation of the financial covenants set forth in Section 10.1 upon giving effect to a transaction on a Pro Forma Basis, (a) any Indebtedness incurred by any Credit Party in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (b) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included to the extent relating to the relevant period, (c) in the case of a transaction constituting an Asset Disposition, income statement items attributable to the property or Persons subject to such transaction shall be excluded to the extent relating to the relevant period, and (d) pro forma adjustments may be included to the extent that such adjustments give effect to events that are (i) directly attributable to such transaction, (ii) expected to continue to be applicable to the Credit Party, (iii) factually supportable and (iv) reasonably acceptable to MetLife.

“Pro Forma Compliance Certificate” means a certificate of a Senior Financial Officer of the Company containing reasonably detailed calculations of the financial covenants set forth in Section 10.1 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.1(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“properties” or “property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prudential Shelf Agreement” is defined in clause (b) of the definition of Material Credit Facility hereto.

“PTE”  is defined in Section 6.2(a).

“Purchaser” is defined in the addressee line to this Agreement.  It is understood and agreed that, upon and after any Closing of any Series of Accepted Notes, the Purchasers that have become obligated to purchase and that have purchased, such Series of Accepted Notes shall thereafter be referred to as a “holder” of such Series of Accepted Notes.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Assets” means, any assets related to Securitization Receivables or account receivables in connection with a factoring arrangement permitted hereunder, including all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables or applicable account receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions or factoring arrangements involving such assets.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Request for Purchase” is defined in Section 2(d).

“Requirement(s) of Law” means, as to any Person, the Organization Documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Holders” means, at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Rescheduled Closing Day” is defined in Section 3.2.

“Reset Date” means, with respect to any Note bearing a floating interest rate, the first date of any Interest Period for such Note.

“Responsible Officer” means the Senior Vice President and Chief Financial Officer and the Senior Vice President, Secretary and General Counsel and any other senior officer of the Company.

“Sale Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Credit Party of any Property, whether owned by such Credit Party as of the Effective Date or later acquired, which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Amendment” shall mean Amendment No. 2 to the Agreement, which amendment is dated June 25, 2021.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Transaction” means any financing transaction or series of financing transactions that has been or may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer to (i) a Subsidiary or Affiliate of the Company (a “Securitization Subsidiary”), or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arising in the future) of the Company or any Subsidiary of the Company, and any Related Assets

“Senior Financial Officer” means the chief financial officer, principal accounting officer, or treasurer, assistant treasurer, controller, or assistant controller of the Company.

“Senior Notes” shall mean any notes or other evidence of indebtedness issued pursuant to that certain Private Shelf Agreement, dated as of September 22, 2014, (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company, PGIM, Inc. and each Prudential Affiliate (as defined therein) which becomes party to thereto, including any renewals, extensions, further amendments, supplements, restatements, replacements or refinancing thereof (the “Prudential Shelf Agreement”).

“Series” is defined in Section 1.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Documents” means this Agreement, each Note, any Subsidiary Guaranty, each Guarantor Supplement, and any other agreements related to this Agreement and the transactions contemplated hereby entered into on the date hereof or on the date of any Closing.

“Shelf Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“Specified Sales” means (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the sale, transfer or other disposition of cash and Cash Equivalents, so long as the applicable Credit Party or the applicable Subsidiary receives, in return, cash, Cash Equivalents or other property having a fair market value equal to the fair market value of such Cash Equivalents.

“Stated Period End Date” shall mean, initially, the third anniversary of the Fourth Amendment Effective Date; provided that the Stated Period End Date shall automatically be extended by successive three-year increments unless MetLife or the Company shall have given written notice of its intent not to extend the Stated Period End Date at least 30 days prior to the then applicable Stated Period End Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means (i) each Material Domestic Subsidiary of the Company identified as a “Subsidiary Guarantor” who executes the Subsidiary Guaranty attached hereto as Schedule 4.11, and (ii) each other Person that joins as a Subsidiary Guarantor pursuant to Section 9.6, together with their successors and permitted assigns.

“Subsidiary Guaranty” means the subsidiary guaranty to be delivered by the Company pursuant to Section 4.11 of the Agreement substantially in the form of Schedule 4.11.

“Substitute Purchaser” is defined in Section 21.

“Super-Majority Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.,

any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Third Amendment” shall mean Amendment No. 3 to the Agreement, which amendment is dated August 13,  2021.

“Third Amendment Effective Date” shall mean the Effective Date of the Third Amendment (as defined the Third Amendment).”

“Unrestricted Cash and Cash Equivalents” means cash on hand and Cash Equivalents of the Company and its Subsidiaries in each case that are not subject to any Lien or any other restriction on access thereto or use thereof by the Company or any Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares and shares held by employees or former employees) of which are owned by any one or more of the Company or the Company’s other Wholly-Owned Subsidiaries at such time.

Information Schedule

Authorized Officers for MetLife

MetLife Investment Management Limited

(1)All payments to MetLife shall be made by wire transfer of immediately available funds for credit to:

_________________________

 _________________________

_________________________

_________________________

_________________________

(2)Address for all notices relating to payments:

_________________________

_________________________

 _________________________

_________________________

_________________________

 _________________________

_________________________

(3)Address for all other communications and notices:

_________________________

_________________________

_________________________

 _________________________

_________________________

_________________________

(4)Recipient of telephonic prepayment notices:

_________________________

_________________________

_________________________

_________________________

(5)Tax Identification No.: ___________

(6)Authorized Officers:

Schedule  B

(to Private Shelf Agreement)

[Form of Fixed Rate Shelf Note]

Graybar Electric Company, Inc.

[____]% Senior Note, Series ___, Due [__________, ____]

[Date]

No. [_____]

PPN [______________]

Original Principal Amount:

 Original Issue Date:

Interest Rate:

Interest Payment Dates:

Final Maturity Date:

[Principal Prepayment Dates and Amounts:]

For Value Received, the undersigned, Graybar Electric Company, Inc., a New York corporation (the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Schedule  1-A

(to Private Shelf Agreement)

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of September 22, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Company, MetLife Investment Management Limited,  MetLife Investment Management, LLC and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.]  This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Graybar Electric Company, Inc.

By:_________________________________________________________________________________________________________________

 _______________________________________________________________________________________________________[Title]

1-A-2

[Form of Floating Rate Shelf Note]

Graybar Electric Company, Inc.

Floating Rate Senior Note, Series [___], due _______ __, ____

No. [_____][Date]

PPN[______________]

Original Principal Amount:

Original Issue Date:

LIBOR Rate Note Margin:

Interest Payment Dates:

Final Maturity Date:

[Principal Prepayment Dates and Amounts:]

For Value Received, the undersigned, Graybar Electric Company, Inc. (the “Company”) hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of the actual number of days elapsed and a 360‑day year) (a) on the unpaid balance hereof at a rate per annum equal to the sum of LIBOR (as determined from time to time for the relevant Interest Period as provided in the Note Purchase Agreement referred to below) plus the LIBOR Rate Note Margin specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Applicable Premium, if any, and LIBOR Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Adjusted LIBOR Rate for this Note or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York City, New York as its “base” or “prime” rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Applicable Premium and LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company

Schedule 1-B

(to Private Shelf Agreement)

shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of September 22, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Company, MetLife Investment Management Limited,  MetLife Investment Management, LLC and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified above and in the Note Purchase Agreement.]  This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any Applicable Premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Graybar Electric Company, Inc.

By _________________________________________________________________________________________________________________

_________________________________________________________________________________________________________[Title]

1-B-2

[Form of Request for Purchase]

Request for Purchase

Graybar Electric Company, Inc.

Reference is made to the Private Shelf Agreement (as amended from time to time, the “Agreement”), dated as of September 22, 2016 among Graybar Electric Company, Inc., a New York corporation (the “Company”), on the one hand, and MetLife Investment Management Limited,  MetLife Investment Management, LLC and each MetLife Party which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2(d) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”) ...................$__________[1]

2.[Fixed/Floating]

Interest Rates

For Floating Rate Notes Only:

Interest Paid [1/3/6 months:]

For Fixed Rate Notes Only:

Interest Payment Period:

[quarterly or semiannually in arrears]

3.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
[___] in arrears

4.	Use of proceeds of the Notes:

5.	Proposed day for the closing of the purchase and sale of the Notes:

Schedule 2(d)

(to Private Shelf Agreement)

6.	The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

7.

The Company certifies that, (a) [except as set forth on Exhibit A hereto,] the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase (including that none of the Subsidiaries constitutes a Material Domestic Subsidiary as of the date of this Request for Purchase) and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:

Graybar Electric Company, Inc.

By:_________________________________________________________________________________________________________________

Name:

Title:

2(d)-2

Supplemental Representations

The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

Exhibit  A

(to Request for Purchase)

[Form of Confirmation of Acceptance]

Confirmation of Acceptance

Graybar Electric Company, Inc.

Reference is made to the Private Shelf Agreement (as amended from time to time, the “Agreement”), dated as of September 22, 2016 among Graybar Electric Company, Inc., a New York corporation (the “Company”), and MetLife Investment Management Limited,  MetLife Investment Management, LLC (together, “MetLife”) and each MetLife Party which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

MetLife or the MetLife Party which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2(f) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.Accepted Notes: Aggregate principal amount $__________________

(A)

(a)  Name of Purchaser:

(b)  Principal amount:

 (c)  Final maturity date:

(d)  Principal prepayment dates and amounts:

(e)  [Fixed] Interest rate: [LIBOR Note Rate Margin]

(f)  [Applicable Premium for Floating Rate Notes]

(g)  Interest payment period:  [_______] in arrears [Fixed Rate Notes]

 (h)  Interest payment period: [1, 3 or 6 months] [Floating Rate Notes]

(i)  Payment and notice instructions:  As set forth on attached Purchaser Schedule

(B)

(a)  Name of Purchaser:

(b)  Principal amount:

 (c)  Final maturity date:

(d)  Principal prepayment dates and amounts:

(e)  [Fixed] Interest rate: [LIBOR Note Rate Margin]

(f)  [Applicable Premium for Floating Rate Notes]

(g)  Interest payment period:  [_______] in arrears [Fixed Rate Notes]

 (h)  Interest payment period: [1, 3 or 6 months] [Floating Rate Notes]

(i)  Payment and notice instructions:  As set forth on attached Purchaser Schedule

[(C), (D)….same information as above.]

II.Closing Day:

Schedule 2(f)

(to Private Shelf Agreement)

III.Issuance Fee:

Graybar Electric Company, Inc.

By:_________________________________________________________________________________________________________________

_______________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

_______________________________________________________________________________________________________Dated:

MetLife Investment Management Limited

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

MetLife Investment Management, LLC

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

[MetLife Party]

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

[Attach Purchaser Schedules]

2(f)-2

Form of Opinion of Special Counsel

 to the Company

The opinion of Bryan Cave LLP, special counsel to the Company, shall be to the effect that:

1.Based solely on the Good Standing Certificate, the Company is validly existing as a corporation, in good standing under the laws of the State of New York.

2.[Based solely upon its respective Good Standing Certificate, each Subsidiary Guarantor is validly existing as a [corporation], in good standing under the laws of the State of [______]].

3.The execution and delivery by the Company and the Subsidiary Guarantors of the Transaction Documents to which it is a party and performance by the Company and the Subsidiary Guarantors of its respective obligations thereunder are within the Company’s and each Subsidiary Guarantors’ corporate power and authority and have been duly authorized by all necessary corporate action on the part of the Company and each Subsidiary Guarantor.  To the extent governed by New York state law, the Company and such Subsidiary Guarantor has duly executed and delivered the Transaction Documents to which each is a party.

4.The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.The Subsidiary Guaranty, when executed and delivered for value received, will constitute the valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

6.The Notes, when executed and delivered for value received, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.No consent, approval, authorization or other action by, and no notice to or filing with, any United States federal or New York state governmental authority or regulatory body is required under Applicable Law (as defined in such opinion) for the due execution and delivery by the Company or any Subsidiary Guarantor of the Transaction Documents to which it is a party or the performance of its obligations thereunder.

8.Assuming (i) the accuracy of the representations and warranties of the Company and the Purchasers set forth in the Agreement, and (ii) the due performance by the Company and the Purchasers of the covenants and agreements set forth in the Agreement, based on current interpretations by the Staff of the Securities and Exchange Commission, (x) the offer, sale and delivery of the Notes and the Subsidiary Guaranty by the Company under the circumstances contemplated by the Agreement do not under existing law require the registration under the Securities Act or the qualification of an

Schedule 4.4(a(i))

(to Private Shelf Agreement)

indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, and (y) the application of the proceeds of the Notes as provided in Section 5.14 of the Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R.§§220, 221 and 224, respectively.

9.The Company [and each Subsidiary Guarantor] is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.The execution and delivery by the Company [and each Subsidiary Guarantor] of the Transaction Documents to which it is a party and the performance by the Company [and each Subsidiary Guarantor] of its obligations thereunder do not result in any violation by the Company and each Subsidiary Guarantor of any provision of Applicable Law.

4.4(a(i))-2

Form of Opinion of Counsel
to the Company

The opinion of Matthew W. Geekie, General Counsel of the Company, shall be to the effect that:

1.The Company [and each Subsidiary Guarantor] are duly qualified to carry on its business in the manner as contemplated under the Agreement and as now conducted and are in good standing under the laws of each jurisdiction where the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

2.Each of the Agreement and the Notes have been duly executed and delivered by the Company.

3.[The Subsidiary Guaranty has been duly executed and delivered by each Subsidiary Guarantor.]

4.The execution and delivery by the Company of the Agreement and the Notes, the borrowings related thereto, and the use of the proceeds thereof do not, and the performance thereof will not, violate or otherwise contravene the Certificate of Incorporation or by-laws of the Company, or any material indenture or credit agreement, or other material agreement or instrument to which the Company is a party, or require any authorization, consent, approval, exemption, or other action by or notice to or declaration or filing with any Governmental Authority or other Person pursuant to the Certificate of Incorporation, bylaws, or other organizational document of the Company, any applicable law (other than blue sky laws, as to which I give no opinion), statute, rule or regulation, or to the best of my knowledge, any agreement, instrument, order, judgment or decree to which any of the Company is a party or otherwise subject.

5.[The execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty and the performance thereof will not, violate or otherwise contravene the certificate of incorporation or by-laws of each Subsidiary Guarantor or any material indenture or credit agreement, or other material agreement or instrument to which such Subsidiary Guarantor is a party, or require any authorization, consent, approval, exemption, or other action by or notice to or declaration or filing with any Governmental Authority or other Person pursuant to the certificate of incorporation, bylaws, or other organizational document of such Subsidiary Guarantor, any applicable law (other than blue sky laws, as to which I give no opinion), statute, rule or regulation, or to the best of my knowledge, any agreement, instrument, order, judgment or decree to which any of such Subsidiary Guarantor is a party or otherwise subject.]

6.To the best of my knowledge, there are no actions, suits or proceedings pending or threatened against the Company, at law or in equity, before any arbitration or before or by any Governmental Authority, (a) that, if determined adversely and considered in the aggregate, would have a Material Adverse Effect on any action taken or to be taken by the Company under the Private Shelf Agreement or the Notes [or the Subsidiary

Schedule 4.4(a(ii))

(to Private Shelf Agreement)

Guaranty], (b) that, if determined adversely and considered in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries of the Company, taken as a whole, or (c) that purport to affect the validity or enforceability of the Private Shelf Agreement, [Subsidiary Guaranty] or the Notes.

4.4(a(ii))-2

Form of Opinion of Special Counsel to the Purchasers

[Provided to Purchasers Only]

Schedule 4.4(b)

(to Private Shelf Agreement)

[Form of Subsidiary Guaranty]

  Guaranty Agreement

Date as of ___, ___

of

[List of Subsidiary Guarantors]

Schedule 4.11

(to Private Shelf Agreement)

Table of Contents

SectionHeadingPage

Section 8.1.Organization; Power and Authority6

Section 8.2.Authorization, Etc6

Section 8.3.Compliance with Laws, Other Instruments, Etc6

Section 8.4.Governmental Authorizations, Etc7

Section 8.5.Information Regarding The Company7

Section 8.6.Solvency7

Section 11.1.Requirements8

Section 11.2.Solicitation of Holders of Notes8

Section 11.3.Binding Effect8

Section 11.4.Notes Held by Company, Etc8

Section 12.Notices...........................................................................................................................9

Section 13.Miscellaneous...............................................................................................................9

Section 13.1.Successors and Assigns; Joinder9

Section 13.2.Severability9

Section 13.3.Construction9

Section 13.4.Further Assurances10

Section 13.5.Governing Law10

Section 13.6.Jurisdiction and Process; Waiver of Jury Trial10

Section 13.7.Reproduction of Documents; Execution11

Exhibit A  —  Guaranty Supplement

Form of Subsidiary Guaranty Agreement

This Subsidiary Guaranty Agreement, dated as of ____, ____ (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor”  and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.Graybar Electric Company, Inc., a New York corporation (the “Company”), is entering into a Private Shelf Agreement, dated as of September 22, 2016 (as amended, modified, supplemented or restated from time to time, the “Shelf Agreement”), with MetLife Investment Management Limited,  MetLife Investment Management, LLC and each other MetLife Party which becomes bound by the Shelf Agreement as provided therein (each, a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms used herein have the meanings specified in the Shelf Agreement unless otherwise defined herein.

II.Pursuant to the Shelf Agreement, the Company proposes to issue and sell up to $200,000,000 aggregate principal amount of senior note obligations (the “Shelf Notes”).  Any Shelf Notes that may from time to time be issued pursuant to the Shelf Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III.It is a condition to the agreement of the Purchasers to purchase certain Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement.  The board of directors (or an authorized committee thereof), general partner or board of managers, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Shelf Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Shelf Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Shelf Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Shelf Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, or the Guaranteed Obligations, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Shelf Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Shelf Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty

Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Shelf Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense (except payment which is not subsequently avoided or recovered) based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Shelf Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Shelf Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Shelf Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security (it being understood that the Guaranteed Obligations are unsecured obligations of the Company as of the date hereof); or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Shelf Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Shelf Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4. Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Shelf Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Shelf Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, Applicable Premium, LIBOR Breakage Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Shelf Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Shelf Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.Subrogation and Subordination.

(a)Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Shelf Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8.Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 8.1.Organization; Power and Authority.  Such Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the corporate limited liability company or limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 8.2.Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Organization Documents, or any other material agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Section 8.4.Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement, except notice filings under Federal or state securities laws.

Section 8.5.Information Regarding The Company.  Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, or (b) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.6.Solvency.  Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 9.Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as the Issuance Period shall have terminated and all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 10.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the

Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.Amendment and Waiver.

Section 11.1.Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9, or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 11.2.Solicitation of Holders of Notes.

(a)Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 11.3.Binding Effect.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 11.4.Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 12.Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)if to any Guarantor, to the address of the Company specified in the Shelf Agreement, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)if to any holder, to such holder at the address specified for such communications set forth in Schedule A to the Shelf Agreement (in the case of the Shelf Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or such other address as such holder shall have specified to the Guarantors in writing.

Notice under this Section 12 will be deemed given only when actually received.

Section 13.Miscellaneous.

Section 13.1.Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.   Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 13.2.Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.3.Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 13.4.Further Assurances.  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 13.5.Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of [New York], excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.6.Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The Guarantors and the Holders hereby Waive Trial by Jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.

Section 13.7.Reproduction of Documents; Execution.  This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 13.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

[Signature Page Follows]

In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[Subsidiary Guarantor]

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

___________________________________________________________________________________________________________Title:

[Subsidiary Guarantor]

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name

___________________________________________________________________________________________________________Title:

Guarantor Supplement

This Guarantor Supplement (this “Guarantor Supplement”), dated as of [_______________, 20__] is made by [_______________], a [_______________](the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Shelf Agreement described below.

Preliminary Statements:

I.Pursuant to the Private Shelf Agreement dated as of September 22, 2016 (as amended, modified, supplemented or restated from time to time, the “Shelf Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), MetLife Investment Management Limited,  MetLife Investment Management, LLC and each other MetLife Party which has become or shall become bound by the Shelf Agreement as provided therein (each, a “Purchaser” and collectively, the “Purchasers”), the Company have issued and sold $____________- aggregate principal amount of their ___% Senior Notes, Series __, due ______ __, 20__, [of which $_________ aggregate principal amount remain outstanding,] [describe any issued and outstanding Shelf Notes] ([collectively,] the “Outstanding Notes”).  The Outstanding Notes and any other Notes that may from time to time be issued pursuant to the Shelf Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

II.The Company is required pursuant to the Shelf Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of ___, ____, executed by ____________________ (together with each entity that from time to time has become or shall become a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’ compliance with the terms and conditions of the Shelf Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Shelf Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Shelf Agreement and to enable the Company to comply with the terms of the Shelf Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the

Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Guaranty Agreement is set forth below.

In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________Name:

 _________________________________________________________________________________________________________Title:

Notice Address for such Guarantor